Exhibit 8.1

SUBSIDIARIES OF AEGEAN MARINE PETROLEUM NETWORK INC.

Name of Subsidiary	Jurisdiction of Incorporation
Aegean Marine Petroleum S.A.	Liberia
Aegean Bunkering Services Inc	Marshall Islands
Aegean Investments S.A.	Marshall Islands
Aegean Oil (USA) LLC	United States
Aegean Holdings S.A.	Marshall Islands
Aegean Shipholdings Inc.	Marshall Islands
Aegean Marine Petroleum LLC	United Arab Emirates
Aegean Bunkering (Gibraltar) Limited	Gibraltar
Aegean Bunkering (Jamaica) Limited	Jamaica
Aegean Petrol Ticaret Anonim Sirketi	Turkey
Aegean VII Shipping Ltd	Malta
Aegean X Maritime Inc	Marshall Islands
Baldwin Management Co.	Marshall Islands
Carmel Investments Corp.	Marshall Islands
Clyde I Shipping Corp.	Marshall Islands
Evian Enterprises Co.	Marshall Islands
Pontos Navigation Inc.	Marshall Islands
Sea Breezer Marine S.A.	Marshall Islands
Tiffany Marine S.A.	Marshall Islands
Venus Holding Company	Marshall Islands
Amorgos Maritime Inc.	Marshall Islands
Kimolos Maritime Inc.	Marshall Islands
Kithnos Maritime Inc.	Marshall Islands
Milos I Maritime Inc.	Marshall Islands
Mykonos I Maritime Inc.	Cyprus
Naxos Maritime Inc.	Marshall Islands
Paros Maritime Inc.	Marshall Islands
Santorini I Maritime Inc.	Cyprus
Serifos Maritime Inc.	Marshall Islands
Syros I Maritime Inc.	Marshall Islands
Ocean Dynamic Corp.	Marshall Islands
Sea Global S.A.	Marshall Islands
Aegean Bunkering (Singapore) Pte. Ltd	Singapore
Baltic Navigation Company	Marshall Islands
Carnaby Navigation Inc.	Liberia
Mare Vision S.A.	Marshall Islands
Benmore Services S.A.	Liberia
Tasman Seaways Inc.	Liberia
Santon Limited	Liberia
Ingram Enterprises Co.	Liberia
Eton Marine Ltd	Liberia
Aegean Breeze Shipping Pte. Ltd.	Singapore
Aegean Tanking S.A.	Liberia
Ouranos Tanking S.A.	Liberia
Aegean Tiffany Shipping Pte. Ltd.	Singapore
Milos Shipping (Pte.) Ltd.	Singapore
Serifos Shipping (Pte.) Ltd.	Singapore
Tinos Marine Inc	Liberia
Sifnos Marine Inc	Liberia
Andros Marine Inc	Liberia
Dilos Marine Inc	Liberia
Ios Marine Inc	Liberia
Aegean (Fujairah) Bunkering S.A.	Marshall Islands
Cephallonia Marine S.A.	Liberia
Ithaki Marine S.A.	Liberia
Kerkyra Marine S.A.	Liberia
Kythira Marine S.A.	Liberia
Lefkas Marine S.A.	Liberia
Paxoi Marine S.A.	Liberia
Zakynthos Marine S.A.	Liberia
AMPN USA LLC	United States
Aegean Bunkering (Panama) S.A.	Panama
Aegean Bunkering (Ghana) Limited	Ghana
Vera Navigation S.A.	Liberia

Aegean Bunkers at Sea N.V.	Belgium
Portland Bunkers International Limited	United Kingdom
Ostria Roro Shipholdings Ltd	Malta
Maistros Roro Shipholdings Ltd	Malta
Kimolos Shipping (Pte.) Ltd.	Singapore
Aegean Management Services M.C.	Greece
Aegean Seven Maritime Inc.	Liberia
Aegean Shipping Services Pte. Ltd.	Singapore
Kassos Navigation S.A.	Liberia
Tilos Navigation S.A.	Liberia
Halki Navigation S.A.	Liberia
Symi Navigation S.A.	Liberia
Aegean Petroleum International Inc.	Marshall Islands
Nevado Navigation S.A.	Liberia
Aegean Ship III Maritime Company	Greece
Aegean Ship VIII Maritime Company	Greece
Aegean Ship XII Maritime Company	Greece
Aegean Maistros Maritime Company	Greece
Aegean Ostria Maritime Company	Greece
ICS Petroleum (Montreal) Ltd.	Canada
ICS Petroleum Ltd.	Canada
West Coast Fuel Transport Ltd.	Canada
Aegean Rose Maritime Company	Greece
Paros Shipping (Pte.) Ltd.	Singapore
AMP Maritime S.A.	Liberia
Aegean Daisy Maritime Company	Greece
Naxos Shipping (Pte.) Ltd.	Singapore
Aegean Agency (Gibraltar) Limited	Gibraltar
Aegean Bunkering (Trinidad) Ltd.	Republic of Trinidad and Tobago
Aegean Caribbean Holdings Inc.	Saint Lucia
Aegean Breeze Maritime Company	Greece
Aegean Tiffany Maritime Company	Greece
Aegean Ace Maritime Company	Greece
Silver Sea Shipping S.A.	Liberia
Ampni Investments Co. Limited	Cyprus
Ampni Holdings Co. Limited	Cyprus
Ithaki Shipping (Pte.) Ltd.	Singapore
Lefkas Shipping (Pte.) Ltd.	Singapore
Victory Sea Shipping S.A.	Liberia
Aegean Gas Maritime Company	Greece
Caribbean Renewable Energy Sources Inc	Virgin Islands
Aegean Bunkering Combustibles Las Palmas S.A.	Las Palmas
Aegean North West Europe NV	Belgium
Jadaco BV	Netherlands
Maritime Dedicated Control N.V.	Belgium
Blatoma N.V.	Belgium
Sea Tra BVBA	Belgium
Aegean Barges N.V.	Belgium
Aegean Bunkering Morocco Sarl AU	Morocco
Aegean Oil Terminal Corporation	Marshall Islands
Anafi Shipping (PTE.) Ltd.	Singapore
Tilos Shipping (PTE.) Ltd.	Singapore
Aegean Oil Terminals (Panama) S.A.	Panama
Sealand Navigation Inc.	Marshall Islands
Aegean Bunkering (Hong Kong) Limited	Hong Kong
Aegean Tankfarms Holdings S.A.	Marshall Islands
Aegean Oil Services (Egypt) S.A.E.	Egypt
IOS Shipping Ltd	Malta
Aegean Bunkering USA LLP	Delaware